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                                                            Exhibit 99 (A)

                         DISCOVER CARD TRUST 1992 B

                     Credit Card Pass-Through Certificates


                          Distribution and Performance
                         Annual Aggregate Report - 1997


            Under the Pooling and Servicing Agreement dated as of December 1, 1992 (the "Agreement") by and among Greenwood Trust Company (the "Servicer"), Discover Receivables Financing Group, Inc. and Wilmington Trust Company, as Trustee, the Servicer is required to prepare certain information each month regarding current distributions to Investor Certificateholders and the performance of the Trust during the previous month. For purposes of filing Form 10-K, certain information is required to be prepared with respect to the Distribution Dates occurring during the calendar year 1997. The information which is required to be prepared with respect to such Distribution Dates related to the year mentioned above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based upon the aggregate amounts for the Trust as a whole.

       A. Information Regarding the Aggregate Distributions for 1997

        1. Class A Certificates
          (a) The aggregate amount of the distribution to Class
              A Certificateholders on the related Distribution
              Dates.                                             $308,504,166.73

          (b) The amount of the distribution set forth in
              paragraph (a) above in respect of interest.         $33,504,166.69

          (c) The amount of the distribution set forth in
              paragraph (a) above in respect of principal.       $275,000,000.04

          (d) The amount of the distribution set forth in
              paragraph (a) above, per $1,000 interest.           $560.916666783

          (e) The amount of the distribution set forth in
              paragraph (b) above, per $1,000 interest.            $60.916666711

          (f) The amount of the distribution set forth in
              Paragraph (c) above, per $1,000 interest.           $500.000000070

        2. Class B Certificates
          (a) The aggregate amount of the distribution to Class
              B Certificateholders on the related Distribution
              Dates.                                               $4,125,000.00

          (b) The amount of the distribution set forth in
              paragraph (a) above in respect of interest.          $4,125,000.00


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      (c) The amount of the distribution set forth in
          paragraph (a) above in respect of principal.                     $0.00

      (d) The amount of the distribution set forth in
          paragraph (a) above, per $1,000 interest.                $75.000000000

      (e) The amount of the distribution set forth in
          paragraph (b) above, per $1,000 interest.                $75.000000000

      (f) The amount of the distribution set forth in
          Paragraph (c) above, per $1,000 interest.                 $0.000000000

   B. Information Regarding the Performance of the Trust

    1. Collections of Receivables
      (a) The aggregate amount of Finance Charge Collections
          processed during the related Due Periods.              $145,147,666.25

      (b) The aggregate amount of Principal Collections
          processed during the related Due Period.             $1,498,187,122.73

      (c) The aggregate amount of Finance Charge Collections
          processed during the related Due Periods which was
          allocated in respect of the Investor Certificates.      $99,775,595.97

      (d) The aggregate amount of Principal Collections
          processed during the related Due Periods which was
          allocated in respect of the Investor Certificates.   $1,136,947,103.87

      (e) The aggregate amount of Finance Charge Collections
          processed during the related Due Periods which was
          allocated in respect of the Class A Certificates.       $89,773,295.93

      (f) The aggregate amount of Principal Collections
          processed during the related Due Periods which was
          allocated in respect of the Class A Certificates     $1,033,561,221.34

      (g) The aggregate amount of Finance Charge Collections
          processed during the related Due Periods which was
          allocated in respect of the Class B Certificates.       $10,002,300.04


      (h) The  aggregate  amount of Principal Collections
          processed during the related Due Periods which was
          allocated in respect of the Class B Certificates.      $103,385,882.53


      (i) The aggregate amount of Finance Charge Collections
          processed during the related Due Periods which was
          allocated in respect of the Seller Certificate.         $45,372,070.28

      (j) The aggregate amount of Principal Collections
          processed during the related Due Periods which was
          allocated in respect of the Seller Certificate.        $361,240,018.86

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       2. Investor Losses; Reimbursement of Charge-Offs
          (a) The aggregate amount of Class A Investor Losses,
              as defined in Section 4.04 (b) of the Agreement,
              during the related Due Periods.                              $0.00

          (b) The aggregate amount of Class B Investor Losses,
              as defined in Section 4.04 (b) of the Agreement,
              during the related Due Periods.                             $0.00

          (c) The amount of Class A Investor Losses set forth in
              paragraph (a) above, per $1,000 interest.             $0.000000000

          (d) The amount of Class B Investor Losses set forth in
              paragraph (b) above, per $1,000 interest.             $0.000000000

          (e) The total amount reimbursed to the Trust in the
              current year pursuant to Section 4.04 (c) of the
              Agreement, if any, in respect of Class A Investor
              Losses.                                                      $0.00

          (f) The total amount reimbursed to the Trust in the
              current year pursuant to Section 4.04 (c) of the
              Agreement, if any, in respect of Class B  Investor
              Losses.                                                      $0.00

          (g) The amount set forth in paragraph (e) above,  per
             $1,000 interest.                                       $0.000000000

          (h) The amount set forth in paragraph (f) above, per
              $1,000 interest.                                      $0.000000000

          (i) The aggregate amount of unreimbursed Class A
              Investor Losses in the Trust as of the end of the
              calendar year 1997.                                          $0.00

          (j) The aggregate amount of unreimbursed Class  B
              Investor Losses in the Trust as of the end of the
              calendar year 1997.                                          $0.00

          (k) The amount set forth in paragraph (i) above, per
              $1,000 interest.                                      $0.000000000

          (l) The amount set forth in  paragraph (j) above, per
              $1,000 interest.                                      $0.000000000

        3. Investor Servicing Fee
           (a) The amount of the Class A Monthly Servicing Fee
               payable by the Trust to the Servicer for the  year
               ended December 31, 1997.                            $9,854,417.14

           (b) The  amount of the Class B Monthly Servicing  Fee
               payable by the Trust to the Servicer for the year
               ended December 31, 1997.                            $1,100,135.21




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       4. Available Class B Credit Enhancement Amount
          (a) The amount available to be drawn under the Class B
              Credit Enhancement pursuant to Section 4.03 (c)
              (i), (G) and (H) of the Agreement as of the end of
              the day on December 31, 1997.                       $30,250,000.00

          (b) The amount set forth in paragraph (a) above as a percentage of the Class B Interest. 55.00%

        5. The Pool Factor

               The Pool Factor represents the ratio of the amount of the Investor Interest as of the end ofthe day on December 31, 1997 to the amount of the Investor Interest as of the Closing
               Date. The amount of a Certificateholder's pro-rata share of the Investor Interest can be determined by multiplying the original denomination of the Certificateholder's Certificate by the Pool Factor.

               (a)  Class A Certificates.                            0.500000000

               (b)  Class B Certificates.                            1.000000000